       As filed with the Securities and Exchange Commission on December 22, 2004

                                                REGISTRATION NO. 333- _______
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                  ---------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  ---------------------------------------------

                                      SCOR

                  ---------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)

                                       N/A

                  ---------------------------------------------

                 (Translation of Registrant's Name into English)


      THE REPUBLIC OF FRANCE                         NOT APPLICABLE
--------------------------------             ------------------------------
 (Jurisdiction of Incorporation)          (I.R.S. Employer Identification No.)

                         1, AVENUE DU GENERAL DE GAULLE
                      92074 PARIS-LA DEFENSE CEDEX, FRANCE

                    (Address of Principal Executive Offices)

                 ---------------------------------------------
                   GENERAL STOCK AWARD PLAN FOR SCOR 2004-2005
                   SPECIAL STOCK AWARD PLAN FOR SCOR 2004-2005
                           (Full Titles of the Plans)
                 ---------------------------------------------

                    Maxine Verne, Esq.                               Please send copies of all communications to:
                  SCOR U.S. Corporation                                         Pamela A. Morone, Esq.
                     199 Water Street                                   Wolf, Block, Schorr and Solis-Cohen LLP
              New York, New York 10038-3526                                  1650 Arch Street, 22nd floor
                      (212) 884-9003                                            Philadelphia, PA 19103
(Name, Address and Telephone Number of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum          Proposed Maximum
Title of Securities to be   Amount to be               Offering Price Per        Aggregate Offering       Amount of Registration
Registered(1)               Registered                 Share(2)                  Price(2)                 Fee(3)
-------------               ----------                 --------                  --------                 ------
Ordinary Shares of SCOR,    600,000 shares(4)          $1.89 (E1.41)             $2,079,000               $244.70
no par value                500,000 shares(5)

      (1) American Depositary Receipts evidencing American Depositary Shares issuable on deposit of the Ordinary Shares have been registered pursuant to a separate Registration Statements on Form F-6 (Registration Nos. 333-05684; 333-112953). Each American Depositary Shares represents one Ordinary Share.

      (2) Pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, the proposed maximum offering price per share, maximum aggregate offering price and amount of the registration fee have been computed on the basis of E 1.41, the average of the high and low sales prices of the Ordinary Shares on the EURONEXT Paris on December 21, 2004 converted to U.S. dollars at a rate of $1.3377 per E1, the Federal Reserve Bank of New York Noon Buying Rate on December 21, 2004.

      (3) Represents the registration fee for all 1,100,000 Ordinary Shares registered hereby.

      (4) Represents an aggregate of 600,000 shares issuable under the General Stock Award Plan for SCOR for 2004-2005. The amount being registered also includes an indeterminate number of Ordinary Shares which may be offered as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416 under the Securities Act of 1933.

      (5) Represents an aggregate of 500,000 shares issuable under the Special Stock Award Plan for SCOR 2004-2005. The amount being registered also includes an indeterminate number of Ordinary Shares which may be offered as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the Commission will automatically update and supersede this information. The documents listed below have been filed with or furnished to the Commission by SCOR, and are incorporated herein by reference:

         - SCOR's Annual Report on Form 20-F/A for the fiscal year ended December 31, 2003, filed with the Commission on October 20, 2004 (File No. 001-14518);

         -        SCOR's Report on Form 6-K, dated December 22, 2004 (File No.
                  001-14518); and

         - The description of Ordinary Shares and American Depositary Shares contained in the Registration Statement on Form 8-A, dated October 1, 1996 (File No. 001-14518), as such description has been amended by Amendments 1 and 2 on Form 8-A/A filed with the Commission on December 12, 2003 and May 18, 2004, and including any other amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by SCOR pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and, to the extent designated therein, certain reports on Form 6-K filed or furnished by SCOR, prior to the filing of a post-effective amendment that indicates that all the Ordinary Shares and/or American Depositary Shares offered hereby have been sold or that deregisters all Ordinary Shares and/or American Depositary Shares then remaining unsold, shall be deemed to be incorporated by reference into, and to be a part of, this Registration Statement from the date of filing or furnishing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         French law prohibits the registrant from entering into indemnification agreements with its directors and officers providing for limitations on personal liability for damages and other costs and expenses that may be incurred by directors and officers arising out of or related to acts or omissions in such capacity. French law also prohibits the registrant from providing for limitation of liability of a member of the board of directors. Generally, under French law, directors and officers will not be held personally liable for decisions taken diligently and in the corporate interest of the registrant.

         The registrant has contracted liability insurance for its directors and officers and for all the directors and officers of its subsidiaries.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

         ITEM 8. EXHIBITS

         4.1      General Stock Award Plan for SCOR 2004-2005

         4.2      Special Stock Award Plan for SCOR 2004-2005

         4.3 Form of Grant Letter for the General Stock Award Plan for SCOR 2004-2005

         4.4 Form of Grant Letter for the Special Stock Award Plan for SCOR 2004-2005

         4.5 Form of Custody Account Memorandum for the General Stock Award Plan for SCOR 2004-2005

         4.6 Form of Custody Account Memorandum for the Special Stock Award Plan for SCOR 2004-2005

         4.7 Translation from French into English of SCOR's Memorandum and Articles of Association, as last amended on May 18, 2004 (incorporated by reference to Exhibit 1 of SCOR's Annual Report on Form 20-F/A for the year ended December 31, 2003 (File No. 001-14518))

         4.8 Form of Deposit Agreement, dated as of October 8, 1996, as amended and restated as of December 1, 2003, among SCOR, The Bank of New York as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit (a) of SCOR's Registration Statement on Form F-6 filed with the Commission on February 19, 2004 (File No. 333-112953))

         23.1     Consent of Ernst & Young

         24       Power of Attorney (included on signature page)

         ITEM 9. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris and the Republic of France, on this 17th day of December, 2004.

                                       SCOR

                                       By:  Denis Kessler
                                            -------------------------------

                                       Denis Kessler
                                       Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Denis Kessler, Patrick Thourot, Christophe Le Bars and Emmanuelle Rousseau and each of them, jointly and severally, the undersigned's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, in the undersigned's name and in the capacity indicated below, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or the undersigned's substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                   TITLE                                    DATE
----------                                   -----                                    ----


Denis Kessler                                Chairman and Chief Executive Officer     December 17, 2004
--------------------------                   (Principal Executive Officer)
Denis Kessler

Marcel Kahn                                  Chief Financial Officer                  December 17, 2004
--------------------------
Marcel Kahn

Aymeric Oudin                                Principal Accounting Officer             December 17, 2004
--------------------------
Aymeric Oudin

Michele Aronvald                             Director                                 December 17, 2004
--------------------------
Michele Aronvald

Helman le Pas de Secheval                    Director                                 December 17, 2004
--------------------------
Helman le Pas de Secheval

---------------------                        Director                                 December ___, 2004
Antonio Borges

Allan Chapin, Esq.                           Director                                 December 17, 2004
--------------------------
Allan Chapin, Esq.

Daniel Havis                                 Director                                 December 17, 2004
--------------------------
Daniel Havis

Yvon Lamontagne                              Director                                 December 17, 2004
--------------------------
Yvon Lamontagne

Daniel Lebegue                               Director                                 December 17, 2004
---------------------------
Daniel Lebegue

Andre Levy-Lang                              Director                                 December 17, 2004
---------------------------
Andre Levy-Lang

Herbert Schimetschek                         Director                                 December 14, 2004
--------------------------
Herbert Schimetschek

Jean-Claude Seys                             Director                                 December 17, 2004
---------------------------
Jean-Claude Seys

Jean Simmonet                                Director                                 December 17, 2004
---------------------------
Jean Simmonet

Claude Tendil                                Director                                 December 17, 2004
---------------------------
Claude Tendil

Daniel Valot                                 Director                                 December 17, 2004
---------------------------
Daniel Valot

Carlo Acutis                                 Director                                 December 17, 2004
---------------------------
Carlo Acutis

SCOR U.S. CORPORATION
Authorized U.S. Representative

Maxine Verne
----------------------------------
Maxine Verne

Senior Vice President, General
Counsel and Corporate Secretary

                                 EXHIBIT INDEX

4.1        General Stock Award Plan for SCOR 2004-2005 .............................  Filed electronically herewith.

4.2        Special Stock Award Plan for SCOR 2004-2005 .............................  Filed electronically herewith.


4.3        Form of Grant Letter for the General Stock Award Plan for SCOR 2004-2005.  Filed electronically herewith.


4.4        Form of Grant Letter for the Special Stock Award Plan for SCOR 2004-2005.  Filed electronically herewith.

4.5        Form of Custody Account Memorandum for the General Stock Award Plan for
           SCOR 2004-2005...........................................................  Filed electronically herewith.

4.6        Form of Custody Account Memorandum for the Special Stock Award Plan for
           SCOR 2004-2005...........................................................  File electronically herewith.


4.7        Translation from French into English of SCOR's Memorandum and
           Articles of Association, as last amended on May 18, 2004
           (incorporated by reference to Exhibit 1 SCOR's Annual Report on Form
           20-F/A for the year ended December 31, 2003
           (File No. 001-14518))........................... ........................  Incorporated by reference.

4.8        Form of Deposit Agreement, dated as of October 8, 1996, as amended and restated as of December 1, 2003, among SCOR, The Bank of New York as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit (a) of SCOR's Registration Statement on Form F-6
           filed with the Commission on February 19, 2004 (File No. 333-112953))....  Incorporated by reference.

23.1       Consent of Ernst & Young.................................................  Filed electronically herewith.

24         Power of Attorney........................................................  Included in signature pages.